UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

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GIGCAPITAL4, INC.

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BigBear.ai Announces First Half 2021 Financial Results

Including Over $150 Million in New Contract Awards

and Strategic Partnership with Virgin Orbit

•	Revenue of approximately $72 million for the six months ended June 30, 2021

•	Over $150 million in new contract awards since the end of the second quarter

•	Analytics segment adjusted gross margin of 48%

•	Ramping of investments/workforce to execute on growth strategy; 75+ hires year-to-date across R&D, sales and marketing and product/service delivery

•	Entered into multiple commercial strategic agreements, including a multi-year transformational commercial partnership with Virgin Orbit

•	Business Combination with GigCapital4 on track to close in fourth quarter 2021

COLUMBIA, MD – September 20, 2021 – BigBear.ai, a leading provider of artificial intelligence (“AI”), machine learning, cloud-based big data analytics, and cyber engineering solutions, today announced financial results for the six months ended June 30, 2021.

“BigBear.ai’s steady pace of contract awards and expanded customer engagements drove our strong year-to-date revenue and backlog growth. This is a testament to our successful track record for growing customer relationships by seamlessly implementing flexible solutions that enable customers to make critical decisions faster, more accurately and with better outcomes,” said Dr. Reggie Brothers, BigBear.ai Chief Executive Officer. “Our investments for commercial penetration and public company readiness have proceeded according to plan. I am also very pleased to report that we recently signed two major contract awards that add more than $150 million to our backlog as well as a new transformational commercial agreement that will generate annual recurring revenue of $6 million over four years. Though timing of these key contract awards differed slightly from our expectations due to COVID-related delays and pushed a portion of our revenue growth later in the year than anticipated, this revenue is now on board. This timing difference between our investments and revenue will largely be settled in the second half of 2021, when our adjusted EBITDA will reflect the true performance of the company.”

Dr. Brothers continued, “We are looking forward to completing our business combination with GigCapital4 later this year and for BigBear.ai to emerge as a public company. This will further accelerate our growth as we invest to develop new technology and expand into commercial markets, where we see substantial opportunities for our AI-powered solutions, which enable companies to make better decisions based on the massive amount of data they are rapidly accumulating.”

Second Quarter Financial Highlights

•	Year-to-date revenue of approximately $72 million

•	Year-to-date gross margin of 27%, incrementally lower than expected due to higher, non-recurring subcontractor costs to capture immediate growth opportunities

•	Year-to-date segment adjusted gross margin of 48% for the Analytics segment and 22% for the Cyber & Engineering segment

•	Year-to-date net loss of $5.6 million reflecting a timing difference between the company’s planned investments through the period and delay in revenue/contract awards as a result of COVID

•	Year-to-date non-GAAP adjusted EBITDA* of approximately $3.3 million

Recent Customer Wins and Awards

•	Since June 30, added more than $150 million of new contract awards, which, combined with BigBear.ai’s backlog as of June 30, 2021, totals approximately $485 million. Key awards include the following:

•

Entered into a transformational multi-year commercial partnership with Virgin Orbit for the real-time deployment of AI-powered software for mobile assets in the field; the development of applications that can identify objects, analyze ground material, map land and monitor climate in space; and the use of innovative products that fuse data from multiple intelligence data

•	Awarded a five-year, single-award contract, valued at $141 million, to provide business analytics to a key customer in the intelligence community

•

Received a Notice of Intent for a two-year contract award from the Air Force Research Laboratory in support of Project AURORA, in which BigBear.ai will deploy its Observe, Orient and Dominate products to accelerate and enhance the joint planning decision-making cycle

•	Executed a MOU with UAV Factory to develop AI and machine learning capabilities for unmanned systems and components used in the commercial and defense markets

Financial Outlook

BigBear.ai is revising its previously announced projections for fiscal year 2021 due to COVID-related delays in the timing of select government contract awards. Three contracts, with a combined value of approximately $150 million, were awarded as much as six months later than initially projected, which moved the entire expected period of performance for those contracts correspondingly. The company reiterates its previously announced financial projections for fiscal year 2022, due to the visibility in already awarded contracts.

The company is projecting:

•	Revenue between $88 million and $113 million in the second half of 2021, bringing full-year projected revenue between $160 million and $185 million

•

Adjusted EBITDA* between $9.2 million and $10.2 million in the second half of 2021, bringing full-year projected adjusted EBITDA* between $12.5 million and $13.5 million after accelerated sales and marketing and R&D costs to drive growth strategy

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

Business Combination with GigCapital4

As previously announced, BigBear.ai and GigCapital4, Inc. (“GigCapital4”; Nasdaq: GIGGU, GIG, GIGGW) a private-to-public equity (PPE)TM entity also known as special purpose acquisition company (“SPAC”) have entered into a definitive merger agreement that will result in BigBear.ai becoming a publicly traded company. The transaction is expected to close in the fourth quarter of 2021, subject to, among other things, the approval by GigCapital4 stockholders, regulatory approvals, and the satisfaction or waiver of other customary closing conditions.

Summary of Results for the Six Months Ended June 30, 2021

Six Months Ended June 30, 2021[1]
Revenues	$71,881
Cost of revenues	52,438

Gross margin	19,443
Operating expenses:
Selling, general and administrative	20,519
Research and development	2,795
Transaction expenses	—

Operating loss	(3,871)
Interest expense	3,709
Other income, net	(1)

Loss before taxes	(7,579)
Income tax benefit	(1,967)

Net loss	$(5,612)

[1]	Amounts presented are unaudited

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

EBITDA and Adjusted EBITDA for the Six Months Ended June 30, 2021

Six Months Ended June 30, 2021[1]
Net loss	$(5,612)
Interest expense	3,709
Income tax benefit	(1,967)
Depreciation and amortization	3,673

EBITDA	(197)
Adjustments:
Capital market advisory fees[2]	2,446
Management fees[3]	454
Non-recurring integration costs[4]	505
Equity-based compensation	56

Adjusted EBITDA	$3,264

[1]	Amounts presented are unaudited.
[2]	The company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
[3]	Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.
[4]	Internal integration costs which will cease upon close of the Business Combination.

About BigBear.ai

A leader in decision dominance for more than 20 years, BigBear.ai operationalizes artificial intelligence and machine learning at scale through its end-to-end data analytics platform. The company uses its proprietary AI/ML technology to support its customers’ decision-making processes and deliver practical solutions that work in complex, realistic and imperfect data environments. BigBear.ai’s composable AI-powered platform solutions work together as often as they stand alone: Observe (data ingestion and conflation), Orient (composable machine learning at scale), and Dominate (visual anticipatory intelligence and optimization).

BigBear.ai’s customers, which include the U.S. Intelligence Community, Department of Defense, the U.S. Federal Government, as well as customers in the commercial sector, rely on BigBear.ai’s high value software products and technology to analyze information, identify and manage risk, and support mission critical decision making. Headquartered in Columbia, Maryland, BigBear.ai has additional locations in Virginia, Massachusetts, Michigan, and California. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

Additional Information and Where to Find It

In connection with the proposed business combination, GigCapital4 has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). GigCapital4 will subsequently mail a definitive proxy statement relating to the proposed business combination to its stockholders. This press release does not contain all the

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Additional information about the proposed business combination and related transactions will be described in GigCapital4’s proxy statement relating to the proposed business combination and the respective businesses of GigCapital4 and BigBear.ai. The proposed business combination and related transactions will be submitted to stockholders of GigCapital4 for their consideration. GigCapital4’s stockholders and other interested persons are advised to read the preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and other documents filed in connection with GigCapital4’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination and related transactions, because these materials will contain important information about BigBear.ai, GigCapital4 and the proposed business combination and related transactions. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of GigCapital4 as of a record date to be established for voting on the proposed business combinations and related transactions.

Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by GigCapital4, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Brad Weightman, Vice President and Chief Financial Officer, GigCapital4, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, or by telephone at (650) 276-7040.

Participants in Solicitation

BigBear.ai, GigCapital4 and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from GigCapital4’s stockholders in respect of the proposed business combination and related transactions. Information regarding GigCapital4’s directors and executive officers is available in its final prospectus prepared and filed with the SEC on February 10, 2021, under Rule 424(b)(4) promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and related to its previously filed Registration Statement on Form S-1. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the preliminary and definitive proxy statements related to the proposed business combination and related transactions when it becomes available, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share, and the timing of the consummation of the business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management of BigBear.ai and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BigBear.ai. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to BigBear.ai; risks related to the rollout of BigBear.ai’s business and the timing of expected business milestones; the effects of competition on the combined company’s future business; the amount of redemption requests made by GigCapital4’s public stockholders; the ability of GigCapital4 or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future. If any of these risks materialize or BigBear.ai’s or GigCapital4’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital4’s filings with the SEC, and in GigCapital4’s current and periodic reports filed or furnished from time to time with the SEC. There may be additional risks that neither GigCapital4 nor BigBear.ai presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GigCapital4 and BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this press release, based on information available to GigCapital4 and BigBear.ai as of the date hereof. GigCapital4 and the company assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. While GigCapital4 and BigBear.ai may elect to update these forward-looking statements at some point in the future, GigCapital4 and BigBear.ai specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GigCapital4’s and BigBear.ai’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measure and Related Information

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement to be filed by GigCapital4 with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of the company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), transaction fees and other non-recurring costs. Similar excluded expenses may be incurred in future periods when calculating these measures. GigCapital4 and BigBear.ai believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. GigCapital4 and BigBear.ai believe that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating projected operating results and trends in and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to earnings (loss) before taxes.

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CONTACTS:

Reevemark

Paul Caminiti/Delia Cannan/Pam Greene

212-433-4600

bigbear.ai@reevemark.com

or

Lambert & Co.

Jennifer Hurson

(845) 507-0571

jhurson@lambert.com

Caroline Luz

203-656-2829

cluz@lambert.com